Exhibit (m)(2)

Exhibit A

(as of November 3, 2026)

Saba Opportunistically Hedged Closed-End Funds ETF

Defiance LLM Catalyst Momentum ETF (formerly, QRAFT AI-Enhanced U.S. Large Cap Momentum ETF)

LG QRAFT AI-Powered U.S. Large Cap Core ETF

ETC Cabana Target Drawdown 10 ETF

ETC Cabana Target Leading Sector Moderate ETF

ETC Cabana Target Beta ETF

Bancreek U.S. Large Cap ETF

Bancreek International Large Cap ETF

Bancreek Global Select ETF

Billionaires Club ETF

Stratified LargeCap Index ETF

Stratified LargeCap Hedged ETF

PLUS Korea Defense Industry ETF

PLUS Korea Manufacturing Core Alliance Index ETF

Long Pond Real Estate Select ETF

ARMOR Core Risk-Managed ETF

Climate Global - Climate Resilient REIT Index ETF

xETFs NVDA Daily Income ETF

xETFs TSLA Daily Income ETF

xETFs MSTR Daily Income ETF

xETFs BMNR Daily Income ETF

xETFs HOOD Daily Income ETF

xETFs PLTR Daily Income ETF

xETFs COIN Daily Income ETF

xETFs AI Bottlenecks ETF

xETFs International Semiconductor Index ETF

PurePlay Nvidia Ecosystem Picks & Shovels Index ETF

Integrity Dividend Harvest ETF

Skylar Electricity Futures ETF

ARIA Opportunities ETF

KICK Korea Semiconductor Index ETF

KICK CPU Index ETF

KICK Space Data Center & Infrastructure Index ETF